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                                                                   EXHIBIT 10.28


                                 LOAN AGREEMENT


This loan agreement ("Loan Agreement") is entered into this 18th day of November, 1998 between Anne Benvenuto, an individual ("Benvenuto") and autobytel.com inc. a Delaware corporation ("The Company") and is made in connection with the following (Benvenuto and the Company are sometimes collectively referred to herein as the "Parties"):

WHEREAS: Benvenuto is an employee of the Company.

WHEREAS: Benvenuto has opened an escrow for the purchase of certain real property situated in the County of Orange, State of California (the "Orange County Property").

WHEREAS: Benvenuto owns certain real property situated in the city of New York, State of New York, commonly known as: 405 West 23rd Street, New York, New York.

WHEREAS: Benvenuto has placed the New York Residence on the market for sale in order to use the proceeds thereof toward the purchase of the Orange County Property.

WHEREAS: In order to facilitate the purchase of the Orange County Property, until such time as the New York Residence is sold, Benvenuto desires to obtain a loan from the Company (the "Bridge Loan"), and Company is willing to make such a loan to Benvenuto, in accordance with the terms and conditions as hereafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. THE BRIDGE LOAN. Company hereby agrees to loan to Benvenuto the amount of thirty thousand dollars ($30,000.00) such sum to be deposited into an escrow account by wire transfer pursuant to instructions provided by Benvenuto.

2. PROMISSORY NOTE. The Bridge Loan shall be evidenced by a non-interest bearing promissory note (the "Note") in the Bridge Loan amount, all due and payable on or before March 31, 1999. The Note shall be unsecured, subject to the terms of sections 4, 5 & 6 herein below. A copy of the Note is attached hereto and incorporated herein by this reference.

3. DEFAULT. As set forth in the Note, the Company, at its election, may declare the Note to be in default in the event that the Bridge Loan is not paid in full on or before November 1, 1999. Upon the declaration of such default, interest shall accrue on any and all unpaid amounts at the rate of eight percent (8 %) per annum, and shall continue to accrue at such rate until such time as all amount due under the Note and this Loan Agreement are paid in full.


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4. SALE OF THE NEW YORK RESIDENCE. Benvenuto agrees to use her reasonable best efforts to market and sell the New York Residence. Benvenuto further agrees that upon the sale of the New York Residence, to promptly convey to the Company, by certified funds or wire transfer, the full amount due and owing on the Bridge Loan. Benvenuto grants the Company the right to prepare and submit a demand or similar statement to the escrow holder or other intermediary employed to effect transfer of title of the New York Residence, requesting that all available proceeds therefrom, up to the amount then due under the Bridge Loan, to be paid directly to the Company upon transfer of title to the purchaser of the New York Residence. Benvenuto further agrees to not protest or object to the submission of any such demand or instruction by the Company.

5. PAYROLL DEDUCTION. Benvenuto agrees that, in accordance with the Note, all sums due under the Bridge Loan shall be paid in full on or before March 31, 1999. In the event that all such sums are not paid on or before such date, Benvenuto hereby agrees that the Company shall be authorized to deduct the amount of five hundred dollars ($500.00) per pay period, up to a total of one thousand dollars ($1,000.00) per month, from all regular wages paid to Benvenuto until such time as the Bridge Loan is paid in full. Benvenuto acknowledges that by signing this Loan Agreement and accepting the Bridge Loan, she is granting the Company a continuing lien on all such wages in the amount set forth herein until such time as the Bridge Loan is paid in full.

6. FURTHER SECURITY. In addition to the foregoing, in the event that the Bridge Loan is not paid on or before March 31, 1999, and notwithstanding any payroll deduction being made by the Company pursuant to Section 4 herein above, Benvenuto agrees and hereby grants to the Company a lien on any and all future bonuses or other additional compensation which may be paid by the Company, if at all, during the term of her employment for the purposes of reduction of the amount then due on the Bridge Loan.

7. STOCK PLEDGE. The Company acknowledges that Benvenuto is a grantee of certain options to purchase common shares of stock in the Company pursuant to the Company's 1996 Stock Incentive Plan (the "Plan") and as of this date, Benvenuto has not exercised any such options. Benvenuto agrees that, at any time prior to satisfaction of the Bridge Loan, in the event that she should exercise any right to purchase any shares of common stock of the Company under the Plan, or should any such shares be sold pursuant to a "cashless transaction", at the election of the Company, to cause any shares issued to Benvenuto to be pledged as additional security for the Bridge Loan, and to execute a stock pledge agreement to perfect and memorialize any such pledge, or in the case of a "cashless" transaction, that any proceeds from the sale thereof be paid directly to the Company up to the amount of the Bridge Loan then due and owing.

8. ACCELERATION. Pursuant to Section 4 of the Note, the Company shall be entitled to accelerate all amounts under the Note then due and payable, and declare any such amount to be immediately due and payable in the event that Benvenuto shall die, cease to be an employee of the Company for any reason, or hold any interest in any entity that is deemed to be competitive to the Company.


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9. NO WAIVER. No failure on the part of the Company to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy

10. REMEDIES. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement.

11. AMENDMENT. Neither this Agreement nor the provisions hereof can be changed, waived or terminated orally.

12. ASSIGNMENT. This Agreement is not assignable by Benvenuto, and any attempt of such assignment shall be considered a default of this Agreement and the Note. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and assigns.

13. CONTROLLING LAW AND COUNTERPARTS. This Agreement may be executed in two or more counterparts and shall be governed by and construed in accordance with the laws of the State of California, applicable to agreements made and to be performed wholly within such State.

14. ATTORNEYS FEES AND COSTS. In the event that counsel is retained or any proceedings are initiated for the purposes of enforcement of this Agreement or the Note, then the prevailing party in any such action or dispute shall be entitled to reasonable attorney's fees and costs incurred therein.

WHEREFORE, the Parties have entered into this Agreement on the date first written above.

        AUTOBYTEL.COM INC.                              ANNE BENVENUTO


By /s/ MICHAEL J. LOWELL                      /s/ ANNE BENVENUTO
   ---------------------------------          ----------------------------------
   Michael J. Lowell
   Senior Vice President
   Chief Financial Officer

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                                 PROMISSORY NOTE



$30,000.00                                                    IRVINE, CALIFORNIA

FOR VALUE RECEIVED, Anne Benvenuto ("Maker") hereby promises to pay autobytel.com inc., a Delaware corporation ("Payee"), the principal sum of THIRTY THOUSAND DOLLARS ($30,000.00) (the "Loan Amount", or the "Bridge Loan" as defined in that certain Loan Agreement executed of even date herewith and incorporated herein by this reference).

1. PAYMENT TERMS. Maker shall repay the Loan Amount to the Payee, in a single lump sum, in lawful money of the United States of America, on or before March 31, 1999.

2. DEFAULT AND REMEDIES. Maker shall be deemed to be in default on this Note upon Maker's failure to make full re-payment of the Loan Amount on or before November 1, 1999. Upon the declaration of any such default, Interest shall accrue at the rate of eight percent (8%) per annum on all amounts due and owing, and such interest shall continue to accrue until such time as the Loan Amount is paid in full. In addition to the foregoing, Payee shall exercise any and all rights available to it under this Note, the Loan Agreement, or at law and equity.

4. ACCELERATION. Payee may accelerate this Note upon (i) the death of the Maker
(ii) in the event the employment of the Maker is terminated for any reason,
(iii) in the event the Maker develops, assists in the development, owns, participates in, holds stock or other equity interest in, is employed by or otherwise exhibits any incident of ownership in a business, either directly or indirectly, which is determined by the Payee to be in competition with the Payee. Upon such acceleration, the entire Loan Amount, at the option of the Payee, shall be immediately due and payable.

6. WAIVER. Maker, for itself and its successors and assigns, hereby waives demand, diligence, protest, notice of protest, presentment, and notice of dishonor and of nonpayment and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided by any federal or state statute, including, but not limited to, exemptions provided by or allowed under any federal or state bankruptcy or insolvency laws, both as to itself and as to all of his property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Promissory Note.


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7. GENERAL TERMS. No failure on the part of Payee to exercise any right or remedy hereunder, whether before or after the occurrence of a default, shall constitute a waiver of such default, any future default or of any other default. No acceptance of any partial payment hereunder shall be or be considered a release of Maker's obligation to pay the amount due and payable pursuant to the terms and conditions hereof, shall not constitute a waiver of a default, or otherwise be or be considered a novation of this Note and Maker hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

This Note has been negotiated, executed and delivered at and shall be deemed to have been made in the City of Irvine, County of Orange, State of California. Enforcement of any right under this Note shall be governed by and construed in accordance with the laws of the State of California. Any dispute or claim arising between the Maker and the Payee shall be brought in a court of competent jurisdiction located in the County of Orange, State of California. Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the Payee shall be paid by the undersigned.


Executed this 18th day of November 1998.       /s/ ANNE BENVENUTO
                                               ---------------------------------
                                               Anne Benvenuto


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